UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2011 (August 11, 2011)

Lightwave Logic, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Ruthar Drive, Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-356-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) was held on Thursday, August 11, 2011. As of the close of business on June 23, 2011, the Company had outstanding 44,126,872 shares of common stock, of which 32,175,475 shares were represented at the meeting by proxy and in person. The matters voted upon and the final results of the voting were as follows:

The following persons were elected to the Board of Directors to serve until the 2012 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

Name	Shares Voted For Election	Shares Withheld	Broker Non-votes

James S. Marcelli	16,063,280	1,163,367	14,948,828
Andrew J. Ashton	16,837,560	389,087	14,948,828
Philips W. Smith	15,648,032	1,578,615	14,948,828
Ross Fasick	17,152,905	73,742	14,948,828
William C. Pickett, III	16,828,455	398,192	14,948,828
Thomas E. Zelibor	17,153,655	72,992	14,948,828
Joseph A. Miller	17,153,555	73,092	14,948,828

The appointment of Morison Cogen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by a vote of 31,868,778 shares for the appointment and 306,597 shares against the appointment, with 100 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

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   James S. Marcelli

Dated August 17, 2011